Exhibit 99.CODEETH

EXHIBIT 12 A

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
ADOPTED SEPTEMBER 28, 2004, AS AMENDED SEPTEMBER 20, 2005

I.                                         This Code of Ethics (the “Code”) for the investment companies within the Morgan Stanley complex identified in Exhibit A (collectively, “Funds” and each, a “Fund”) applies to each Fund’s Principal Executive Officer, President, Principal Financial Officer and Treasurer (or persons performing similar functions) (“Covered Officers” each of whom are set forth in Exhibit B) for the purpose of promoting:

•                                          honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•                                          full, fair, accurate, timely and understandable disclosure in reports and documents that a company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund;

•                                          compliance with applicable laws and governmental rules and regulations;

•                                          prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•                                          accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.  Any question about the application of the Code should be referred to the General Counsel or his/her designee (who is set forth in Exhibit C).

II.                                     Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interest interferes, or appears to interfere, with the interests of, or his service to, the Fund.  For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” (as defined in the Investment Company Act) of the Fund.  The Fund’s and its investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions.  This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the General Counsel determines that any violation of such programs and procedures is also a violation of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and its investment adviser of which the Covered Officers are also officers or employees.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the investment adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Fund and its investment adviser.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.  In addition, it is recognized by the Funds’ Boards of Directors/Trustees (“Boards”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.  The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must not:

•                                          use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally (directly or indirectly);

•                                          cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; or

•                                          use material non-public knowledge of portfolio transactions made or contemplated for, or actions proposed to be taken by, the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Each Covered Officer must, at the time of signing this Code, report to the General Counsel all affiliations or significant business relationships outside the Morgan Stanley complex and must update the report annually.

Conflict of interest situations should always be approved by the General Counsel and communicated to the relevant Fund or Fund’s Board.  Any activity or relationship that would present such a conflict for a Covered Officer would likely also present a conflict for the Covered Officer if an immediate member of the Covered Officer’s family living in the same household engages in such an activity or has such a relationship.  Examples of these include:

•                                          service or significant business relationships as a director on the board of any public or private company;

•                                          accepting directly or indirectly, anything of value, including gifts and gratuities in excess of $100 per year from any person or entity with which the Fund has current or prospective business dealings, not including occasional meals or tickets for theatre or sporting events or other similar entertainment; provided it is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•                                          any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than its investment adviser, principal underwriter, or any affiliated person thereof; and

•                                          a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.                                 Disclosure and Compliance

•                                          Each Covered Officer should familiarize himself/herself with the disclosure and compliance requirements generally applicable to the Funds;

•                                          each Covered Officer must not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s Directors/Trustees and auditors, or to governmental regulators and self-regulatory organizations;

•                                          each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and their investment advisers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•                                          it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.                                Reporting and Accountability

Each Covered Officer must:

•                                          upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Boards that he has received, read and understands the Code;

•                                          annually thereafter affirm to the Boards that he has complied with the requirements of the Code;

•                                          not retaliate against any other Covered Officer, other officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•                                          notify the General Counsel promptly if he/she knows or suspects of any violation of this Code.  Failure to do so is itself a violation of this Code.

The General Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.  However, any waivers(2) sought by a Covered Officer must be considered by the Board of the relevant Fund or Funds.

The Funds will follow these procedures in investigating and enforcing this Code:

(2)                                  Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics.”

•                                          the General Counsel will take all appropriate action to investigate any potential violations reported to him;

•                                          if, after such investigation, the General Counsel believes that no violation has occurred, the General Counsel is not required to take any further action;

•                                          any matter that the General Counsel believes is a violation will be reported to the relevant Fund’s Audit Committee;

•                                          if the directors/trustees/managing general partners who are not “interested persons” as defined by the Investment Company Act (the “Independent Directors/Trustees/Managing General Partners”) of the relevant Fund concur that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer or other appropriate disciplinary actions;

•                                          the Independent Directors/Trustees/Managing General Partners of the relevant Fund will be responsible for granting waivers of this Code, as appropriate; and

•                                          any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.                                    Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder.  Insofar as other policies or procedures of the Funds, the Funds’ investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern.  The Funds’ and their investment advisers’ and principal underwriters’ codes of ethics under Rule 17j-1 under the Investment Company Act and Morgan Stanley’s Code of Ethics are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.                                Amendments

Any amendments to this Code, other than amendments to Exhibits A, B or C, must be approved or ratified by a majority vote of the Board of each Fund, including a majority of Independent Directors/Trustees/Managing General Partners.

VII.                            Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Directors/Trustees/Managing General Partners of the relevant Fund or Funds and their counsel, the relevant Fund or Funds and their counsel and the relevant investment adviser and its counsel.

VIII.                        Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion

I have read and understand the terms of the above Code.  I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Code.  I hereby agree to abide by the above Code.

Date:

Exhibit A

Fund List

at
September 20, 2005

RETAIL FUNDS

Open-End Retail Funds

Taxable Money Market Funds

1.               Active Assets Government Securities Trust (“AA Government”)

2.               Active Assets Institutional Government Securities Trust (“AA Institutional Government”)

3.               Active Assets Institutional Money Trust (“AA Institutional Money”)

4.               Active Assets Money Trust (“AA Money”)

5.               Morgan Stanley Liquid Asset Fund Inc. (“Liquid Asset”)

6.               Morgan Stanley U.S. Government Money Market Trust (“Government Money”)

Tax-Exempt Money Market Funds

7.               Active Assets California Tax-Free Trust (“AA California”)

8.               Active Assets Tax-Free Trust (“AA Tax-Free”)

9.               Morgan Stanley California Tax-Free Daily Income Trust (“California Tax-Free Daily”)

10.         Morgan Stanley New York Municipal Money Market Trust (“New York Money”)

11.         Morgan Stanley Tax-Free Daily Income Trust (“Tax-Free Daily”)

Equity Funds

12.         Morgan Stanley Aggressive Equity Fund (“Aggressive Equity”)+

13.         Morgan Stanley Allocator Fund (“Allocator Fund”)+

14.         Morgan Stanley American Opportunities Fund (“American Opportunities”)+

15.         Morgan Stanley Biotechnology Fund (“Biotechnology Fund”)+

16.         Morgan Stanley Capital Opportunities Trust (“Capital Opportunities”)+

17.         Morgan Stanley Developing Growth Securities Trust (“Developing Growth”)+

18.         Morgan Stanley Dividend Growth Securities Inc. (“Dividend Growth”)+

19.         Morgan Stanley Equally-Weighted S&P 500 Fund (“Equally-Weighted S&P 500”)+

20.         Morgan Stanley European Equity Fund Inc. (“European Equity”)+

21.         Morgan Stanley Financial Services Trust (“Financial Services”)+

22.         Morgan Stanley Fundamental Value Fund (“Fundamental Value”)+

23.         Morgan Stanley Global Advantage Fund (“Global Advantage”)+

24.         Morgan Stanley Global Dividend Growth Securities (“Global Dividend Growth”)+

25.         Morgan Stanley Global Utilities Fund (“Global Utilities”)+

26.         Morgan Stanley Growth Fund (“Growth Fund”)+

27.         Morgan Stanley Health Sciences Trust (“Health Sciences”)+

28.         Morgan Stanley Income Builder Fund (“Income Builder”)+

29.         Morgan Stanley Information Fund (“Information Fund”)+

30.         Morgan Stanley International Fund (“International Fund”)+

31.         Morgan Stanley International SmallCap Fund (“International SmallCap”)+

32.         Morgan Stanley International Value Equity Fund (“International Value”)+

33.         Morgan Stanley Japan Fund (“Japan Fund”)+

34.         Morgan Stanley KLD Social Index Fund (“KLD Social Index”)+

35.         Morgan Stanley Mid-Cap Value Fund (Mid-Cap Value”)+

36.         Morgan Stanley Multi-Asset Class Fund (“Multi-Asset Class”)+

•                  Domestic Portfolio

37.         Morgan Stanley Nasdaq-100 Index Fund (“Nasdaq-100”)+

38.         Morgan Stanley Natural Resource Development Securities Inc. (“Natural Resource”)+

39.         Morgan Stanley Pacific Growth Fund Inc. (“Pacific Growth”)+

40.         Morgan Stanley Real Estate Fund (“Real Estate”)+

41.         Morgan Stanley Small-Mid Special Value Fund (Small-Mid Special Value”)+

42.         Morgan Stanley S&P 500 Index Fund (“S&P500 Index”)+

43.         Morgan Stanley Special Growth Fund (“Special Growth”)+

44.         Morgan Stanley Special Value Fund (“Special Value”)+

45.         Morgan Stanley Total Market Index Fund (“Total Market Index”)+

46.         Morgan Stanley Total Return Trust (“Total Return”)+

47.         Morgan Stanley Utilities Fund (“Utilities Fund”)+

48.         Morgan Stanley Value Fund (“Value Fund”)+

Balanced Funds

49.         Morgan Stanley Balanced Growth Fund (“Balanced Growth”)+

50.         Morgan Stanley Balanced Income Fund (“Balanced Income”)+

Asset Allocation Fund

51.         Morgan Stanley Strategist Fund (“Strategist Fund”)+

Taxable Fixed-Income Funds

52.         Morgan Stanley Convertible Securities Trust (“Convertible Securities”)+

53.         Morgan Stanley Flexible Income Trust (“Flexible Income”)+

54.         Morgan Stanley Income Trust (“Income Trust”)+

55.         Morgan Stanley High Yield Securities Inc. (“High Yield Securities”)+

56.         Morgan Stanley Limited Duration Fund (“Limited Duration Fund”)

57.         Morgan Stanley Mortgage Securities Trust (“Mortgage Securities”)+

58.         Morgan Stanley Limited Duration U.S. Treasury Trust (“Limited Duration Treasury”)

59.         Morgan Stanley Total Return Income Securities Fund (“Total Return Income”)+

60.         Morgan Stanley U.S. Government Securities Trust (“Government Securities”)+

Tax-Exempt Fixed-Income Funds

61.         Morgan Stanley California Tax-Free Income Fund (“California Tax-Free”)+

62.         Morgan Stanley Limited Term Municipal Trust (“Limited Term Municipal”)

63.         Morgan Stanley New York Tax-Free Income Fund (“New York Tax-Free”)+

64.         Morgan Stanley Tax-Exempt Securities Trust (“Tax-Exempt Securities”)+

Special Purpose Funds

65.         Morgan Stanley Select Dimensions Investment Series (“Select Dimensions”)

•                  American Opportunities Portfolio

•                  Balanced Growth Portfolio

•                  Capital Opportunities Portfolio

•                  Developing Growth Portfolio

•                  Dividend Growth Portfolio

•                  Equally-Weighted S&P 500 Portfolio

•                  Flexible Income Portfolio

•                  Global Equity Portfolio

•                  Growth Portfolio

•                  Money Market Portfolio

•                  Utilities Portfolio

66.         Morgan Stanley Variable Investment Series (“Variable Investment”)

•                  Aggressive Equity Portfolio

•                  Dividend Growth Portfolio

•                  Equity Portfolio

•                  European Growth Portfolio

•                  Global Advantage Portfolio

•                  Global Dividend Growth Portfolio

•                  High Yield Portfolio

•                  Income Builder Portfolio

•                  Information Portfolio

•                  Limited Duration Portfolio

•                  Money Market Portfolio

•                  Quality Income Plus Portfolio

•                  S&P 500 Index Portfolio

•                  Strategist Portfolio

•                  Utilities Portfolio

Closed-End Retail Funds

Taxable Fixed-Income Closed-End Funds

67.         Morgan Stanley Government Income Trust (“Government Income”)

68.         Morgan Stanley Income Securities Inc. (“Income Securities”)

69.         Morgan Stanley Prime Income Trust (“Prime Income”)

Tax-Exempt Fixed-Income Closed-End Funds

70.         Morgan Stanley California Insured Municipal Income Trust (“California Insured Municipal”)

71.         Morgan Stanley California Quality Municipal Securities (“California Quality Municipal”)

72.         Morgan Stanley Insured California Municipal Securities (“Insured California Securities”)

73.         Morgan Stanley Insured Municipal Bond Trust (“Insured Municipal Bond”)

74.         Morgan Stanley Insured Municipal Income Trust (“Insured Municipal Income”)

75.         Morgan Stanley Insured Municipal Securities (“Insured Municipal Securities”)

76.         Morgan Stanley Insured Municipal Trust (“Insured Municipal Trust”)

77.         Morgan Stanley Municipal Income Opportunities Trust (“Municipal Opportunities”)

78.         Morgan Stanley Municipal Income Opportunities Trust II (“Municipal Opportunities II”)

79.         Morgan Stanley Municipal Income Opportunities Trust III (“Municipal Opportunities III”)

80.         Morgan Stanley Municipal Premium Income Trust (“Municipal Premium”)

81.         Morgan Stanley New York Quality Municipal Securities (“New York Quality Municipal”)

82.         Morgan Stanley Quality Municipal Income Trust (“Quality Municipal Income”)

83.         Morgan Stanley Quality Municipal Investment Trust (“Quality Municipal Investment”)

84.         Morgan Stanley Quality Municipal Securities (“Quality Municipal Securities”)

+- Denotes Retail Multi-Class Fund

INSTITUTIONAL FUNDS

Open-End Institutional Funds

1.                                       Morgan Stanley Institutional Fund, Inc. (“Institutional Fund Inc.”)

Active Portfolios:

•                  Active International Allocation Portfolio

•                  Emerging Markets Portfolio

•                  Emerging Markets Debt Portfolio

•                  Equity Growth Portfolio

•                  European Real Estate Portfolio

•                  Focus Equity Portfolio

•                  Global Franchise Portfolio

•                  Global Value Equity Portfolio

•                  International Equity Portfolio

•                  International Magnum Portfolio

•                  International Small Cap Portfolio

•                  Money Market Portfolio

•                  Municipal Money Market Portfolio

•                  Small Company Growth Portfolio

•                  U.S. Real Estate Portfolio

•                  Value Equity Portfolio

Inactive Portfolios*:

•                  China Growth Portfolio

•                  Gold Portfolio

•                  Large Cap Relative Value Portfolio

•                  MicroCap Portfolio

•                  Mortgage-Backed Securities Portfolio

•                  Municipal Bond Portfolio

•                  U.S. Equity Plus Portfolio

2.                                       Morgan Stanley Institutional Fund Trust (“Institutional Fund Trust”)

Active Portfolios:

•                  Advisory Foreign Fixed Income II Portfolio

•                  Advisory Foreign Fixed Income Portfolio

•                  Advisory Mortgage Portfolio

•                  Balanced Portfolio

•                  Core Plus Fixed Income Portfolio

•                  Equity Portfolio

•                  High Yield Portfolio

•                  Intermediate Duration Portfolio

•                  International Fixed Income Portfolio

•                  Investment Grade Fixed Income Portfolio

•                  Limited Duration Portfolio

•                  Mid-Cap Growth Portfolio

•                  Municipal Portfolio

•                  U.S. Core Fixed Income Portfolio

•                  U.S. Mid-Cap Value Portfolio

•                  U.S. Small-Cap Value Portfolio

•                  Value Portfolio

* Have not commenced or have ceased operations

Inactive Portfolios*:

•                  Balanced Plus Portfolio

•                  Growth Portfolio

•                  Investment Grade Credit Advisory Portfolio

•                  Mortgage Advisory Portfolio

•                  New York Municipal Portfolio

•                  Targeted Duration Portfolio

•                  Value II Portfolio

3.                                       The Universal Institutional Funds, Inc. (“Universal Funds”)

Active Portfolios:

•                  Core Plus Fixed Income Portfolio

•                  Emerging Markets Debt Portfolio

•                  Emerging Markets Equity Portfolio

•                  Equity and Income Portfolio

•                  Equity Growth Portfolio

•                  Global Franchise Portfolio

•                  Global Value Equity Portfolio

•                  High Yield Portfolio

•                  International Magnum Portfolio

•                  Mid-Cap Growth Portfolio

•                  Money Market Portfolio

•                  Small Company Growth Portfolio

•                  Technology Portfolio

•                  U.S. Mid-Cap Value Portfolio

•                  U.S. Real Estate Portfolio

•                  Value Portfolio

Inactive Portfolios*:

•                  Balanced Portfolio

•                  Capital Preservation Portfolio

•                  Core Equity Portfolio

•                  International Fixed Income Portfolio

•                  Investment Grade Fixed Income Portfolio

•                  Latin American Portfolio

•                  Multi-Asset Class Portfolio

•                  Targeted Duration Portfolio

4.                                       Morgan Stanley Institutional Liquidity Funds (“Liquidity Funds”)

Active Portfolios:

•                  Government Portfolio

•                  Money Market Portfolio

•                  Prime Portfolio

•                  Tax-Exempt Portfolio

•                  Treasury Portfolio

Inactive Portfolios*:

•                  Government Securities Portfolio

•                  Treasury Securities Portfolio

Closed-End Institutional Funds

5.                                       Morgan Stanley Asia-Pacific Fund, Inc. (“Asia-Pacific Fund”)

6.                                       Morgan Stanley Eastern Europe Fund, Inc. (“Eastern Europe”)

7.                                       Morgan Stanley Emerging Markets Debt Fund, Inc. (“Emerging Markets Debt”)

8.                                       Morgan Stanley Emerging Markets Fund, Inc. (“Emerging Markets Fund”)

9.                                       Morgan Stanley Global Opportunity Bond Fund, Inc. (“Global Opportunity”)

10.                                 Morgan Stanley High Yield Fund, Inc. (“High Yield Fund”)

11.                                 The Latin American Discovery Fund, Inc. (“Latin American Discovery”)

12                                    The Malaysia Fund, Inc. (“Malaysia Fund”)

13.                                 The Thai Fund, Inc. (“Thai Fund”)

14.                                 The Turkish Investment Fund, Inc. (“Turkish Investment”)

Closed-End Fund of Hedge Funds

15.                                 Morgan Stanley Institutional Fund of Hedge Funds (“Fund of Hedge Funds”)

In Registration

Morgan Stanley Retail Funds

1. Morgan Stanley American Franchise Fund

Funds of Hedge Funds

1.                                       Morgan Stanley Absolute Return Fund

2.                                       Morgan Stanley Institutional Fund of Hedge Funds II

* Have not commenced or have ceased operations

EXHIBIT B

Institutional Funds

Covered Officers

Ronald E. Robison –President and Principal Executive Officer

James W. Garrett – Chief Financial Officer and Treasurer

Retail Funds

Covered Officers

Ronald E. Robison –President and Principal Executive Officer

Frank Smith – Chief Financial Officer and Treasurer

Morgan Stanley India Investment Fund, Inc.

Covered Officers

Ronald E. Robison – President and Principal Executive Officer

James W. Garrett – Chief Financial Officer and Treasurer

EXHIBIT C

General Counsel

Barry Fink